SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant ☐

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FUELCELL ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

____________________________________________________
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FUELCELL ENERGY, INC.
3 Great Pasture Road, Danbury, CT 06813
203-825-6000

February 14, 2003

Dear Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders of FuelCell Energy, Inc. ("FuelCell"), which will be held on Tuesday, March 25, 2003 at 10:00 A.M., at the Sheraton Danbury Hotel located at 18 Old Ridgebury Road, Danbury, Connecticut. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appear on the following pages.

          The only matters scheduled to be considered at the meeting are the election of FuelCell's directors and amendment of FuelCell's 1998 Equity Incentive Plan.

          The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting of Shareholders as being in the best interest of FuelCell. We urge you to read the Proxy Statement and give these proposals your careful attention.

          Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to vote in one of these ways:

  By mail -- fill in, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope.

  By telephone -- call the toll-free telephone number on your proxy card to vote by phone.

  Via Internet -- visit the web site noted on your proxy card to vote via the Internet.

          You may attend the meeting and vote in person even if you have previously voted by proxy in one of the three ways listed above.

          If you plan on attending the meeting, please call FuelCell at (203) 825-6102. The Sheraton Danbury Hotel is located off exit 2 of I-84 if traveling East and exit 2A if traveling West.

Sincerely yours, Jerry Leitman Chairman of the Board of Directors, President and Chief Executive Officer

FUELCELL ENERGY, INC.
3 Great Pasture Road, Danbury, CT 06813
203-825-6000

NOTICE OF ANNUAL SHAREHOLDERS' MEETING
TO BE HELD MARCH 25, 2003

TO THE SHAREHOLDERS OF FUELCELL ENERGY, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Shareholders' Meeting of FuelCell Energy, Inc. (the "Company"), will be held at the Sheraton Danbury Hotel located at 18 Old Ridgebury Road, Danbury, Connecticut on Tuesday, March 25, 2003 at 10:00 a.m. Eastern Standard Time for the following purposes:
1.	To elect eleven (11) directors to serve for the ensuing year and until their successors are duly elected and qualified.
2.	To amend the Company's 1998 Equity Incentive Plan to increase the aggregate number of common shares available under this plan from 4,500,000 shares to 6,000,000 shares.
3.	Such other business as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record at the close of business on February 14, 2003 are entitled to notice of and to vote at the meeting.

If you plan on attending the meeting, please call FuelCell at (203) 825-6102.

     Your attention is directed to the attached Proxy Statement. Regardless of whether or not you plan to attend the meeting, please fill in, sign, date and mail the enclosed Proxy, or vote your shares by touchtone telephone or via the Internet as promptly as possible in order to save the Company further solicitation expense. There is enclosed with the Proxy an addressed envelope for which no postage is required if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS JOSEPH G. MAHLER CORPORATE SECRETARY

Danbury, Connecticut
February 14, 2003

FUELCELL ENERGY, INC.
3 Great Pasture Road, Danbury, CT 06813
203-825-6000

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 25, 2003

          This Proxy Statement is furnished to the shareholders of FuelCell Energy, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2003 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournment thereof. The Annual Meeting will be held at the Sheraton Danbury Hotel located at 18 Old Ridgebury Road, Danbury, Connecticut on March 25, 2003 at 10:00 a.m. Eastern Standard Time. The Company is a Delaware corporation.

          The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is February 26, 2003.

VOTING

General

          The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.0001 par value per share, with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is February 14, 2003. On the record date, 39,318,251 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

          The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting.

          The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to elect the directors. Abstentions, including broker non-votes, will have no effect on the outcome of this matter

          The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of the amendment to the Company's 1998 Equity Incentive Plan. Abstentions will have the same effect as voting against the proposal to approve the amendment, while broker non-votes will have no effect on the outcome of this proposal.

Voting by Proxy

          In voting by proxy with regard to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Shareholders should specify their choices on the accompanying proxy card, by telephone or Internet.

          All properly executed proxies delivered by shareholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a proxy will be voted "FOR" the election of all directors and "FOR" the proposal to approve the amendment to the Company's 1998 Equity Incentive Plan. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their best judgment.

          Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

          In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees in person or by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

          Eleven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until a successor is elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, the proxies for the election as directors of the eleven persons named below as nominees. All of the nominees are at present directors of the Company. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE ELEVEN NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.

The following table sets forth certain information for each nominee for election as a director.

NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE

Jerry D. Leitman	60	Mr. Leitman has been President and Chief Executive Officer since August 1997. Mr. Leitman became Chairman of the Board in June 2002. Mr. Leitman was previously President of Asea Brown Boveri's (ABB) global air pollution control businesses from 1992 to 1995. Prior to joining ABB, Mr. Leitman was Group Executive Vice President of FLAKT AB, a Swedish multinational company, responsible for FLAKT's worldwide industrial businesses from 1989 to 1992. Mr. Leitman is also a Director and a member of the Compensation Committee of Esterline Technologies Inc.	1997

Warren D. Bagatelle	64	Mr. Bagatelle has been a Managing Director of Loeb Partners Corporation since 1988 and a general partner of Loeb Investors Co. LXXV, an investment partnership and an affiliate of Loeb Partners Corporation. Mr. Bagatelle is a Director of Evercel, Inc. and VirtualsScopics, LLC.	1988

Christopher R. Bentley	60	Mr. Bentley has been Executive Vice President since September 1990 and Chief Operating Officer since August 2000. Mr. Bentley was President of Fuel Cell Manufacturing Corporation, our former subsidiary, from September 1990 to December 1997. From 1985 through 1989, he was Director of Manufacturing (1985), Vice President and General Manager (1985-1988) and President (1988-1989) of the Turbine Airfoils Division of Chromalloy Gas Turbine Corporation, a manufacturer of gas turbine hardware	1993

Michael Bode	58

Mr. Bode became Chief Executive Officer of MTU CFC Solutions GmbH, a company of Daimler Chrysler, AG, in January 2003. Mr. Bode was Executive Vice President and Director of the New Technology Group of MTU Friedrichshafen GmbH from July 1993 to February 2003. From 1990 to 1993 Mr. Bode was Vice President and Director of the New Technology group of the Space Transportation and Propulsion Systems division of Deutsche Aerospace AG, a subsidiary of Daimler-Benz Corp. Mr. Bode joined Messerschmitt-Bolkow-Blohm GmbH in 1974, where he held a variety of positions. Mr. Bode serves as a Director of BI New Energy Solutions.

			1993

Thomas R. Casten	60

Mr. Casten currently serves as Chairman and CEO of Private Power LLC, a firm that builds and operates power plants that recycle waste heat and waste fuel. From 1989 to 1999, Mr. Casten was Chief Executive Officer of Trigen Energy Corporation, a company involved in alternative energy generation. From 1980 to 1986, Mr. Casten was Chief Executive Officer of Trigen's predecessor company, Cogeneration Development Corporation. From 1969 to 1980, Cummings Engine Company employed Mr. Casten, where he established a business unit to combine generation of heat and power using diesel engines. Mr. Casten is the Chairman of the World Alliance for Decentralized Energy working to advance distributed power worldwide.

			2000

James D. Gerson	59	Mr. Gerson has been Vice President of Fahnestock & Co., Inc. since March 1993, where he has held a variety of positions in the corporate finance, research, and portfolio management areas. Mr. Gerson also serves as a Director of Ag Services of America, Inc. and American Power Conversion Corp. and is Chairman of the Board of Evercel, Inc.	1992

Thomas L. Kempner	75	Mr. Kempner was Chairman of the Board from March 1992 to August 1997. He has been Chairman and Chief Executive Officer of Loeb Partners Corporation since 1979 and a general partner of Loeb Investors Co. LXXV, an investment partnership and an affiliate of Loeb Partners Corporation. Mr. Kempner is also a Director of Alcide Corporation, IGENE Biotechnology, Inc., Intermagnetics General Corporation, CCC Information Services Group, Inc., Insight Communications Company, Inc., and Dyax Corporation and Director Emeritus of Northwest Airlines, Inc.	1988

William A. Lawson	69	Mr. Lawson has been President of W.A. Lawson Associates, an industrial and financial consulting firm, since 1987. Mr. Lawson is past Chairman of the Board of Directors of Newcor, Inc. Mr. Lawson is a Director of Evercel, Inc.	1988

Hansraj C. Maru	58	Dr. Maru has been Executive Vice President since December 1992 and was appointed Chief Technology Officer in August 2000. Dr. Maru was Chief Operating Officer from December 1992 to December 1997. Prior to that he was Senior Vice President-Research and Development. Prior to joining us in 1977, Dr. Maru was involved in fuel cell development at the Institute of Gas Technology	1992

Charles J. Murphy	55

Mr. Murphy, C.F.A., is a private investor/consultant who currently teaches as an Adjunct Professor at NYU's Stern School of Business. Over the last several years he has worked as a senior investment banker/advisor at Allegheny Energy, Merrill Lynch, Pierce, Fenner & Smith and J.P. Morgan, specifically in the Energy, Power and Energy Technology areas. From 1976 to 1996, Mr. Murphy was an investment banker at Credit Suisse First Boston where he was a member of the Executive Board, the head of the Global Equity Department and co-head of the Investment Banking Department. Prior to joining First Boston, Mr. Murphy held positions in both Electrical Engineering and Rate Design at American Electric Power and in Avionics Engineering at Sikorsky Aircraft.

			2002

John A. Rolls	61	Mr. Rolls has been President, Chief Executive Officer and a principal investor in Thermion Systems International since 1996. He is a Director and principal investor in VivaScan Corporation and is a Director and Chairman of the Finance Committee of both Bowater Inc. and MBIA Inc. Mr. Rolls was President and Chief Executive Officer of Deutsche Bank North America from 1992 through 1996. From 1986 through 1992, Mr. Rolls was Executive Vice President and Chief Financial Officer for United Technologies Corp. Previously, he was Senior Vice President and Chief Financial Officer of RCA Corporation.	2000

          Jerry D. Leitman has been nominated as a director pursuant to his employment agreement. See "Employment Agreements."

          In June 2002, Dr. Bernard Baker resigned as Chairman of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information as of February 14, 2003 with respect to: (a) the only shareholders known to management to own beneficially more than 5% of the outstanding common stock of FuelCell; (b) each of FuelCell's directors; (c) each of the executive officers of FuelCell named below in the Summary Compensation Table under the heading "Executive Compensation"; and (d) all of FuelCell's directors and executive officers as a group.

          Unless indicated otherwise the address of each holder is in care of FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06813-1305.

Name	Shares of Common Stock owned Beneficially		Percentage of Outstanding Common Stock (1)

Jerry D. Leitman	1,475,875	(2)	3.62

Warren D. Bagatelle c/o Loeb Partners Corp. 61 Broadway New York, NY 10006	1,559,200	(3), (4)	3.96

Christopher R. Bentley	402,542	(5)	1.02

Michael Bode c/o MTU CFC Solutions GmbH Postfach D-81663 München Germany	--	(6)	*

Thomas R. Casten	30,000	(7)	*

James D. Gerson c/o Fahnestock and Co., Inc. 780 3rd Avenue New York, NY 10017	1,338,796	(8)	3.40

Thomas L. Kempner c/o Loeb Partners Corp. 61 Broadway New York, NY 10006	919,400	(3), (9)	2.34

William A. Lawson	87,000	(10)	*

Joseph G. Mahler	285,125	(11)	*

Hansraj C. Maru	248,016	(12)	*

Charles J. Murphy	--		*

Herbert T. Nock	204,500	(13)	*

John A. Rolls c/o Thermion Systems International 611 Access Road Stratford, CT 06615	38,000	(14)	*

Daimler Benz affiliate MTU Friedrichshafen GmbH ("MTU") Maybachplatz 1 88045 Friedrichshafen, Germany	2,746,548		6.99

All Directors and Executive Officers as a Group (13 persons)	5,681,054	(15)	13.64

*   Less than one percent.
(1)	Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.
(2)	Mr. Leitman's shareholdings include currently exercisable options to purchase 1,458,000 shares of Common Stock.
(3)	Warren Bagatelle and Thomas L. Kempner, by virtue of being general partners of Loeb Investors Co. LXXV, may each be deemed to beneficially own 907,400 shares of stock owned by Loeb Investors Co. LXXV.
(4)	Mr. Bagatelle's shareholdings include options to purchase 12,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(5)	Mr. Bentley's shareholdings include options to purchase 170,150 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(6)	Mr. Bode is an executive officer of MTU CFC Solutions GmbH, a company of Daimler Chrysler, AG.
(7)	Mr. Casten's shareholdings include options to purchase 30,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(8)

Mr. Gerson's shareholdings include 113,200 shares held by his wife, Barbara Gerson, as Custodian for one child, 94,800 shares held by a private foundation, of which Mr. Gerson is President and a Director and 147,000 shares owned by an estate of which Mr. Gerson is sole executor. Mr. Gerson disclaims beneficial ownership of the securities held by his wife, by the private foundation and by the estate. Mr. Gerson's shareholdings include options to purchase 12,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(9)	Mr. Kempner's shareholdings include options to purchase 12,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(10)	Mr. Lawson's shareholdings include options to purchase 12,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(11)	Mr. Mahler's shareholdings include options to purchase 248,200 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(12)	Dr. Maru's shareholdings include options to purchase 157,500 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(13)	Mr. Nock's shareholdings include options to purchase 204,500 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(14)	Mr. Roll's shareholdings include options to purchase 30,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(15)	Includes options to purchase 2,346,350 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

          The Board of Directors held seven meetings during the fiscal year ended October 31, 2002. Each director attended at least 75% of the meetings of the Board of Directors and Board committees of which he was a member during the period he served as director.

Executive Committee

          The Board of Directors has an Executive Committee comprised of Messrs. Kempner (Chairman), Bagatelle, Gerson, Lawson, Leitman, and Rolls. The Executive Committee, which held no meetings during fiscal 2002, is authorized to exercise the powers of the Board managing the business and affairs of the Company between meetings of the Board of Directors.

Nominating Committee

          The Board of Directors has a Nominating Committee formed on March 26, 2002 comprised of Messrs. Lawson (Chairman), Rolls, Kempner and Leitman. The Nominating Committee, which held one meeting during fiscal 2002, makes recommendations to the Board regarding the size and composition of the Board. The Nominating Committee also establishes procedures for the nomination process, recommends candidates for election to the Board and nominates officers for election by the Board. The Nominating Committee considers nominees proposed by the stockholders. To recommend a prospective nominee for the Nominating Committee's consideration, you may submit the candidates name and qualifications to the Company's corporate secretary in writing at 3 Great Pasture Road, Danbury, Connecticut 06813-1305.

Audit Committee

          The Company has an Audit Committee consisting of Messrs. Gerson (Chairman), Bagatelle and Murphy. Mr. Rolls was Chairman and Mr. Bode was a member until June 20, 2002 and October 9, 2002 respectively. Each resigned pursuant to the Company's policy of rotating Directors among committees. Mr. Gerson became Chairman and Mr. Murphy joined the Audit Committee in June 2002. The Audit Committee had five meetings in fiscal 2002 and is responsible for, among other things, appointing and supervising the independent public accountants of the Company, discussing the scope of the auditors' examination, and reviewing annual financial statements.

Audit Committee Report

          The Audit Committee of the Board of Directors of the Company is composed of three independent directors. The Board has made a determination that the members of the Audit Committee satisfy the independence requirements of the Marketplace Rules of the Nasdaq Stock Market. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors of the Company on June 8, 2000. The Audit Committee, among other matters, is responsible for the annual appointment and supervision of the independent public accountants, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records and auditors' compensation. The Audit Committee reviews the Company's accounting policies, internal control procedures and systems and compliance activities. The Audit Committee also reviews the Charter of the Audit Committee.

The following is a report on the Audit Committee's activities relating to fiscal year 2002.

          Review of Audited Financial Statements with Management

          The Audit Committee reviewed and discussed the audited financial statements with the management of the Company.

          Review of Financial Statements and Other Matters with Independent Accountants

          The Audit Committee has discussed with KPMG, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG matters relating to the firm's independence from the Company.

          Recommendation that Financial Statements be Included in Annual Report

          Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

          The members of the Audit Committee have submitted this report

February 14, 2003
Audit Committee

James D. Gerson (Chairman)
Warren D. Bagatelle
Charles Murphy

Compensation Committee

          The Company has a Compensation Committee consisting of Messrs. Lawson (Chairman), Casten and Rolls. Mr. Gerson was a member until June 20, 2003 at which time Mr. Rolls joined the Committee. The Compensation Committee had five meetings in fiscal 2002. The functions of the Compensation Committee are to review, approve and recommend to the Board of Directors the terms and conditions of incentive bonus plans applicable to corporate officers and key management personnel, to review and approve the annual salary of the Chief Executive Officer, and to administer the Company's Section 423 Stock Purchase Plan and the Company's 1998 Equity Incentive Plan.

Director Compensation

          Each Board member not employed by the Company, except for Michael Bode, receives $10,000 per annum. New Board members also receive 40,000 non-qualified stock options upon acceptance to the Board. The stock options are granted pursuant to the Company's 1998 Equity Incentive Plan. The options are exercisable commencing one year after grant, vest at the rate of 25% per year from date of grant and have restrictions as to transferability. An additional $3,000 per annum is paid to the Chairman and $2,000 per annum is paid to each non-employee member of the Executive, Nomination, Compensation and Audit Committees. The Company reimburses directors for reasonable expenses incurred in connection with the performance of their duties as directors.

          Upon joining the Board on June 20, 2002, Mr. Murphy was granted 40,000 nonqualified stock options. The stock options were granted pursuant to the Company's 1998 Equity Incentive Plan. The options are exercisable at $9.55 per share, commencing one year after grant, vest at the rate of 25% per year and have restrictions as to transferability.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended October 31, 2002, 2001 and 2000, of those persons who were at October 31, 2002 (i) the chief executive officer and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Officers").

NAME AND PRINCIPAL POSITION	ANNUAL COMPENSATION			LONG TERM COMPENSATION AWARDS SECURITIES UNDERLYING OPTIONS #	ALL OTHER COMPENSATION (2) ($)
	FISCAL YEAR	SALARY ($)	BONUS ($)

Jerry D. Leitman President, Chief Executive Officer	2002 2001 2000	373,888 358,150 349,210	180,000 130,000 100,000	200,000 -0- -0-	18,000 16,848 17,424

Christopher R. Bentley Executive Vice President and Chief Operating Officer	2002 2001 2000	261,908 243,102 236,362	76,000 64,000 57,500	45,000 32,000 24,000	18,000 16,848 17,424

Joseph G. Mahler Senior Vice President Chief Financial Officer Corporate Secretary and Treasurer	2002 2001 2000	226,161 209,444 200,113	67,000 56,000 47,500	45,000 32,000 24,000	18,000 15,818 18,414

Hansraj C. Maru Executive Vice President and Chief Technology Officer	2002 2001 2000	209,405 196,077 189,167	53,000 50,000 45,000	30,000 32,000 24,000	18,000 16,848 17,421

Herbert T. Nock (1) Senior Vice President, Marketing and Sales	2002 2001 2000	193,914 177,841 41,497	53,000 40,000 25,000	50,000 -0- 320,000	21,090 72,059 -0-

(1)	Mr. Nock joined the Company as Senior Vice President, Marketing and Sales in August 2000.
(2)

Represents employer contributions to the Defined Contribution Pension Plan, employer contributions to the Section 401(k) Plan. Mr. Nock's compensation for fiscal 2001 includes $67,990 for relocation expenses.

The following two tables set forth certain information with respect to (i) option grants to the named executive officers of the Company during the fiscal year ended October 31, 2002, and (ii) the aggregated number and value of options exercisable and unexercisable by the named executive officers as of October 31, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS/SARs GRANTED (1)	PERCENT OF TOTAL OPTIONS/SARs GRANTED TO EMPLOYEES IN FISCAL YEAR	EXERCISE OR BASE PRICE ($/SH)	EXPIRATION DATE	POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM (2)
					5% ($)	10% ($)

Jerry D. Leitman	200,000	15.59	$13.76	12/19/11	1,730,718	4,385,979

Christopher Bentley	45,000	3.51	$13.76	12/19/11	389,412	986,845

Joseph G. Mahler	45,000	3.51	$13.76	12/19/11	389,412	986,845

Hansraj C. Maru	30,000	2.34	$13.76	12/19/11	259,608	657,897

Herbert T. Nock	50,000	3.90	$13.76	12/19/11	432,680	1,096,495

(1)

The options were granted under the Company's 1998 Equity Incentive Plan. These options become exercisable in four equal annual installments on each anniversary date of the date of grant. Options that have been issued may not be exercised beyond the earlier of (a) ten years from the date of grant, or (b) three months after the holder ceases to be employed by the Company, except in the event of termination by reason of death or permanent disability, in which event the option may be exercised for up to one year following termination.

(2)	The assumed rates are compounded annually for the full term of the options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES
NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT 10/31/02 EXERCISABLE/ UNEXERCISABLE (#)		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT 10/31/02 EXERCISABLE/ UNEXERCISABLE (1) ($)

Jerry D. Leitman	52,000	883,560	1,408,000 200,000	(2) (3)	5,800,960 -0-	(2) (3)

Christopher R. Bentley	12,000	231,480	114,900 111,000	(2) (3)	392,494 124,200	(2) (3)

Joseph G. Mahler	19,250	310,785	225,950 78,000	(2) (3)	825,714 -0-	(2) (3)

Hansraj C. Maru	6,900	79,419	106,000 96,000	(2) (3)	378,720 124,200	(2) (3)

Herbert T. Nock	-0-	-0-	192,000 178,000	(2) (3)	-0- -0-	(2) (3)

(1)	Based upon the closing price of $5.77 on October 31, 2002 of the Company's Common Stock on the Nasdaq National Market minus the respective option exercise price.
(2)	Exercisable.
(3)	Unexercisable.

EMPLOYMENT AGREEMENTS

          In August 1997, the Company entered into an employment agreement with Mr. Leitman upon hiring him as its President and Chief Executive Officer. The employment agreement was subsequently modified in June 2002. Under the agreement, which is terminable by either party upon 30 days notice, Mr. Leitman is entitled to a minimum annual salary and a bonus based upon an incentive compensation plan to be developed by Mr. Leitman with the Compensation Committee. In addition, upon entering into the agreement, the Company granted Mr. Leitman options to purchase 1,500,000 shares of Common Stock. The agreement also provides Mr. Leitman with the opportunity to participate in insurance plans and other employment benefits as may be generally available to other employees of the Company. In certain circumstances, if Mr. Leitman's employment is terminated, including a termination by Mr. Leitman upon a change of control, Mr. Leitman will be entitled to a severance benefit equal to (i) two times his then base salary, plus (ii) an amount equal to Mr. Leitman's bonus from the Company for the immediately preceding year. The agreement also contains non-disclosure provisions and prohibits Mr. Leitman from competing with the Company during the term of his employment and for a period of two years thereafter. Under the Agreement, the Company has agreed to use its best efforts to cause Mr. Leitman to be elected to the Board of Directors and to appoint Mr. Leitman as a member of the Executive Committee of the Board of Directors.

          In October 1998, the Company entered into an employment agreement with Mr. Mahler upon hiring him as its Chief Financial Officer, Treasurer and Corporate Secretary. Under the agreement, which is terminable by either party upon 30 days notice, Mr. Mahler is entitled to a minimum annual salary and a bonus based upon the Company incentive compensation plan. In addition, upon entering into the agreement, the Company granted Mr. Mahler options to purchase 300,000 shares of Common Stock. The agreement also provides Mr. Mahler with the opportunity to participate in insurance plans and other employment benefits as may be generally available to other employees of the Company. In certain circumstances, if Mr. Mahler's employment is terminated, Mr. Mahler will be entitled to a severance benefit equal to (i) his then base salary, plus (ii) an amount equal to Mr. Mahler's bonus from the Company for the immediately preceding year. The agreement also contains non-disclosure provisions and prohibits Mr. Mahler from competing with the Company during the term of his employment and for a period of two years thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Decisions regarding certain executive compensation are made by the Compensation Committee, which is composed of Messrs. Lawson, Casten and Rolls. The Compensation Committee makes recommendations to the outside director members of the Board with respect to the salary, cash bonus, or other long term incentives of the Chief Executive Officer. The Chief Executive Officer is responsible for the salary recommendations of the remaining executive officers. The Company has both a short and long term incentive compensation plan. The Compensation Committee is responsible for approval of the incentive awards with significant reliance on the recommendations of the Chief Executive Officer.

          Either the Compensation Committee or the Board of Directors approves stock option awards under the 1998 Equity Incentive Plan with reliance upon the recommendations of the Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company during the fiscal year ended October 31, 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee reviews the Company's compensation plan on a regular basis. The Compensation Committee periodically retains independent consultants on an as needed basis to provide current market data with regard to base salary structure, short-term cash incentives and with the development of long-term incentive plans. The Compensation Committee regularly updates its assessment of various long-term incentive tools including stock options, restricted stock, performance-based equity, and other alternatives that might be available.

          The Company's primary objective in developing executive compensation policies is to attract, motivate and retain highly qualified and effective leaders. The compensation policy includes various components of compensation that are intended to align management behaviors and priorities directly with the Company's strategic objectives and to encourage management to act in the best long-term interest of the Company and its shareholders. The Company's executive officer compensation policy generally consists of three elements: base compensation, annual cash bonus and long-term incentive compensation.

Cash Compensation

          Annual cash compensation consists of two elements: base salary and annual cash bonus. Each officer is offered a base salary that is commensurate for the role that he or she is performing. In setting compensation, the Compensation Committee and the Chief Executive Officer strive to maintain base compensation for the Company's executive officers at levels which the Compensation Committee and the Chief Executive Officer, based on their experience, believe are competitive with the compensation of comparable executive officers in similarly situated companies.

          Increases in base salary are based on a periodic review and evaluation of the performance of the operation or function for which the executive has responsibility, and is measured against defined performance criteria. The executive is also reviewed according to his or her competence as an effective leader in the Company, which includes an evaluation of the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both within and outside of the Company.

          Executive officers are eligible to participate in a bonus plan. The Compensation Committee determines awards under the bonus plan. The Compensation Committee relies significantly upon the recommendation of the Chief Executive Officer with respect to the bonus to be awarded to the other executive officers. The executive officers, as well as other key employees, may receive bonuses based upon meeting the performance objectives of the Company and their contributions to the Company.

          The compensation paid by the Company to its Chief Executive Officer for fiscal 2002 was based upon an employment agreement negotiated with Mr. Leitman. The Compensation Committee has recently conducted a survey of compensation packages of Chief Executive Officers in comparable companies, and believes, based upon the individual experience of its members, that the compensation package for Mr. Leitman for fiscal 2002 was reasonable based upon Mr. Leitman's experience, his level of responsibility and the contributions made and expected to be made by him to the Company. See "Employment Agreement" for a description of Mr. Leitman's employment agreement.

Long-term incentive compensation

          Each of the executive officers and all employees are eligible to receive awards under the 1998 Equity Incentive Plan. The 1998 Equity Incentive Plan will be used to align a portion of the officers' compensation with the shareholders' interest and the long-term success of the Company by encouraging the executive officers and other employees to remain with the Company, and by enabling optionees to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time.

          In determining the number of options to be granted to each executive officer, the Compensation Committee reviews the recommendations provided by the Chief Executive Officer with respect to the executive officers, other than the Chief Executive Officer, and makes a determination regarding those recommendations. These determinations are based upon compensation surveys conducted during fiscal 2001 of executive officers and certain key employees in comparable companies.

The members of the Compensation Committee have submitted this report.

February 14, 2003
Compensation Committee

William Lawson (Chairman)
Thomas Casten
John Rolls

PERFORMANCE GRAPH

          The following graph compares the annual change in the Company's cumulative total shareholder return on its Common Stock for the five fiscal years ended October 31, 2002 with the cumulative total return on the Russell 2000 and a peer group consisting of SIC Group Code 369 companies listed on The American Stock Exchange, Nasdaq National Market and New York Stock Exchange for that period.

FISCAL YEAR ENDED

COMPANY/INDEX/MARKET	10/31/97	10/30/98	10/30/99	10/31/2000	10/31/2001	10/31/2002

FuelCell Energy, Inc.	100.00	82.81	240.11	2151.13	878.29	324.23
Misc Electric Equip, Supplies	100.00	71.11	96.94	110.89	56.46	54.67
Russell 2000 Index	100.00	88.16	99.88	115.73	99.56	86.85

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          The Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and any persons owning more than 10% of a class of the Company's stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). All filings for 2002 were made on a timely basis.

          The above information is to the Company's knowledge, based solely on a review of copies of reports furnished to the Company and representations of certain officers, directors and shareholders owning more than 10% of the Company's Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          During fiscal year 2002, the Company sold to Daimler Chrysler affiliate MTU-Friedrichshafen GmbH ("MTU") fuel cell components for approximately $4,183,000.

          In December of 1999, the Company entered into an agreement with MTU granting an exclusive license to use the Company's Direct Fuel Cell® (DFC®) patent rights and know how in Europe and the Middle East and a non-exclusive license in South America and Africa subject to certain rights of the Company and others. MTU has agreed to make any improvements to the Company's DFC available to the Company. MTU plans to conduct further research, development, manufacturing and marketing programs in the area of carbonate fuel cell technology and has agreed to negotiate a license grant of the results to the Company. In addition, MTU has agreed to pay a royalty based on kilowatts of electrical generating capacity using the Company's DFC made or sold by MTU or its permitted licensees, including a minimum annual royalty commencing in 2000. Pursuant to this agreement, MTU paid the Company $300,000 in fiscal year 2002.

          In July 1998, the Company entered into a Cross-Licensing and Cross-Selling Agreement with MTU pursuant to which MTU and the Company have granted to each other the right to manufacture and sell each other's stationary power fuel cell products in their respective regions. Each company will pay the other royalties based upon sales.

          Mr. Bode, a director of the Company, is an executive officer of an affiliate of MTU, and MTU is a shareholder of the Company. The Company believes that the terms of its transactions with MTU are no less favorable to the Company than it could have obtained from an unaffiliated third party.

          The Company entered into a consulting agreement with Dr. Bernard Baker for $5,000 per month for two years commencing on February 11, 2002. Dr. Baker is entitled to additional compensation if he consults for more than 48 days per year.

PROPOSAL NO. 2

AMENDMENT OF 1998 EQUITY INCENTIVE PLAN

          Under the Company's 1998 Equity Incentive Plan (the "Plan"), the Company's Board of Directors may grant Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights and Awards of Restricted Stock to officers, key employees and others. Under the Plan, an aggregate of 4,500,000 shares of Common Stock have been reserved for issuance. We are presently seeking to increase the aggregate number of shares available for grants under the Plan from 4,500,000 to 6,000,000.

          We believe that these shares of Common Stock are needed for issuance under the Plan so sufficient awards can continue to be made to attract, retain and motivate key employees, consultants, directors and others. Following is a summary of the 1998 Equity Incentive Plan.

Summary of the 1998 Equity Incentive Plan

Purpose

          The purpose of the Plan is to attract and retain key employees, directors, advisors and consultants, to provide an incentive for them to assist FuelCell Energy, Inc. (the "Company") to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. All employees participate in the Plan.

Stock Available for Awards

          Awards may be made under the Plan covering of up to a maximum of 4,500,000 shares of Common Stock. Proposal No. 2 recommends the amendment to the Plan to increase the number of shares authorized for issuance from 4,500,000 to 6,000,000 shares.

Eligibility

          All employees and, in the case of awards other than Incentive Stock Options, directors, advisors and consultants of the Company or any affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be participants in the Plan.

Administration

          The Compensation Committee shall administer the Plan. The Board, including any duly authorized committee of the Board, shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding. To the extent permitted by applicable law, the Board may delegate to the committee the power to make awards to participants and all determinations under the Plan with respect thereto.

Stock Option Awards

          Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonqualified Stock Options and determine the number of shares to be covered by each option, the option price therefore and the conditions and limitations applicable to the exercise of the option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Internal Revenue Code, or any successor provision, and any regulations thereunder

Option Price

          The Compensation Committee has established guidelines in determining grant dates. The grant price shall not be less than 100% of the fair market value of the Common Stock on the date of award with respect to Incentive Stock Options.

Exercise of Options

          Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable award or thereafter. The Board may impose such conditions with respect to the exercise of options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

Stock Appreciation Rights

          The Board may award Stock Appreciation Rights either in tandem with a stock option or unrelated to a stock option. When rights are granted in tandem with an option, the rights or options terminate when the other is exercised.

Restricted Stock

          Subject to the provisions of the Plan, the Board may award shares of Restricted Stock and determine the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the restricted period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the participant and unless otherwise determined by the Board, deposited by the participant, together with a stock power endorsed in blank, with the Company. At the expiration of the restricted period, the Company shall deliver such certificates to the participant or if the participant has died, to the participant's designated beneficiary.

Termination of Employment

          The Board shall determine the effect on an award of the disability, death, retirement or other termination of employment of a participant and the extent to which, and the period during which, the participant's legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder.

Plan Expiration

          Options, Stock Appreciation Rights and awards of Restricted Stock shall not be granted after March 10, 2008.

Amendment of Plan

          The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable requirement of the laws of the State of Delaware, any applicable tax requirement, any applicable rules or regulation of the Securities and Exchange Commission, including Rule 16(b)-3 (or any successor rule thereunder), or the rules and regulations of any stock market on which the Company's securities are traded.

EQUITY COMPENSATION PLAN AND WARRANT INFORMATION
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plans approved by security holders:
Stock option plans	5,133,586	$10.57	546,122
Employee stock purchase plan (1)	13,855	4.91	499,464
Warrants issued to business partners not approved by security holders (2)	2,640,000	30.06	--

Total	7,787,441	$17.17	1,045,586

(1)

The Company offers a stock purchase plan that allows employees to purchase shares of our Common Stock at a discounted cost. As of October 31, 2002, based on the amount of employee contributions to the plan, there were rights to purchase 13,855 shares at $4.91 per share.

(2)	The Company has issued warrants to certain of its business partners as sales incentives.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

          The aggregate fees paid to KPMG LLP, our independent public accountants, for professional services rendered for the audit of our annual consolidated financial statements for 2002 and for the reviews of our quarterly financial statements included in our Forms 10-Q for 2002 were approximately $150,000.

Other Fees

          Fees paid to KPMG LLP for tax services for 2002 were approximately $359,000 including $146,000 for tax return and compliance work, and $213, 000 for special projects. No other fees were paid to KPMG LLP.

          Our Audit Committee has considered whether the provision of KPMG LLP's services other than for the annual audit and quarterly reviews is compatible with their independence and has concluded that it is.

          A representative of KPMG LLP will be present at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

          Shareholders who wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 2004 Annual Meeting of Shareholders should submit the proposals in writing to the Secretary of the Company in accordance with all applicable rules and regulations of the SEC no later than October 29, 2003.

ANNUAL REPORT AND FORM 10-K

ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED OCTOBER 31, 2002 AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO: FUELCELL ENERGY, INC., 3 GREAT PASTURE ROAD, DANBURY, CONNECTICUT 06813 ATTN: SHAREHOLDER RELATIONS OR IS ALSO AVAILABLE THROUGH THE COMPANY'S WEBSITE AT WWW.FUELCELLENERGY.COM.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.
By Order of the Board of Directors Joseph G. Mahler Corporate Secretary

Danbury, CT
February 14, 2003

PROXY BY MAIL	Please mark your votes like this	☒

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 25, 2003.
1.	Election of Directors	FOR all nominees listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐	2.	To amend the 1998 Equity Incentive Plan to increase the aggregate number of common shares available under the Plan from 4,500,000 to 6,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)				3.	As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business).

01 Warren D. Bagatelle, 02 Christopher R. Bentley, 03 Michael Bode, 04 Thomas R. Casten, 05 James D. Gerson, 06 Thomas L. Kempner, 07 William A. Lawson, 08 Jerry D. Leitman, 09 Hansraj C. Maru, 10 Charles J. Murphy, 11 John A. Rolls.

				The directors recommend a vote FOR items 1 and 2.

				UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AS PROPOSED.
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW
				PLEASE DATE, SIGN AND RETURN IN THE ENVELOPE PROVIDED.

						COMPANY NUMBER: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date

(Please sign in the same form as name appears hereon. Executors and other fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing).

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

(	VOTE BY TELEPHONE OR INTERNET QUICK « « « EASY « « « IMMEDIATE	:

FUELCELL ENERGY, INC.
  You can now vote your shares electronically through the Internet or the telephone.
  This eliminates the need to return the proxy card.
  Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET

www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE

1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY

PROXY	FUELCELL ENERGY, INC.	PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MARCH 25, 2003
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Jerry D. Leitman and Joseph G. Mahler, and each of them, attorneys with full power of substitution, to vote as directed on the reverse side all shares of Common Stock of FuelCell Energy, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders to be held at the Sheraton Danbury Hotel located at 18 Old Ridgebury Road, Danbury, CT. at 10:00 a.m. and at any adjournment or postponement thereof.

(Continued on reverse side)

▲ FOLD AND DETACH HERE ▲